Exhibit 16.1 -    Letter of Hansen Barnett & Maxwell re: termination as
                  certifying accountant.




HANSEN, BARNETT & MAXWELL
A Professional Corporation
CERTIFIED PUBLIC ACCOUNTANTS

                                                        (801) 532-2200
Member of AICPA Division of Firms                      Fax (801) 532-7944
Member of SECPS                                  345 East Broadway, Suite 200
Member of Summit International Associates      Salt Lake City, Utah 84111-2693






                             August 24, 2001





Securities and Exchange Commission
Washington, DC 20549

    Re: New Systems, Inc.

We have read the statements New Systems, Inc. has made in its Form 8-K dated August 7, 2001 regarding changes in the registrant's certifying accounts. We agree with the statements made therein.


                        /S/HANSEN, BARNETT & MAXWELL